Exhibit 99.1

Media Contact	Investor Contact
Clark Finley 203-578-2287	Terry Mangan 203-578-2318
cfinley@websterbank.com	tmangan@websterbank.com
WEBSTER REPORTS QUARTERLY EARNINGS PER SHARE OF $.82; LOAN
AND DEPOSIT GROWTH REMAIN STRONG
WATERBURY, Conn., April 18, 2006 — Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income of $43.9 million in the first quarter compared to $47.5 million a year ago. Net income per diluted share was $.82 compared to $.88 a year ago.
Performance in the quarter was impacted by a flattened yield curve resulting from the interest rate environment of the past year, which reduced wholesale spread revenues from our investment securities activities. Revenues from these activities were $.04 per share in the first quarter compared to $.15 a year ago with the reduction attributable to the cost of borrowed funds rising faster than the yield on securities over the past year.
Cash net income, which adds stock-based compensation and intangible amortization expenses back to net income, was $48.1 million compared to $52.1 million in the year-ago quarter. Cash net income per share was $.90 in the first quarter compared to $.96 a year ago.
“Webster’s first quarter results reflect solid performance in a challenging interest rate environment. We continue to have success in growing loans and deposits, building a stronger balance sheet and delivering higher quality earnings consistent with our strategic plan for growth,” stated Webster Chairman and Chief Executive Officer James C. Smith. “We have become a strong competitive force as we deliver more services to more customers across a broader franchise.”

Revenues
Total revenues, consisting of net interest income plus total noninterest income, were $185.4 million in the first quarter compared to $181.3 million a year ago, an increase of 2 percent. Net interest income totaled $130.2 million in the first quarter compared to $128.2 million in the year-ago period, an increase of 2 percent. This increase reflects strong growth in higher yielding loans funded by deposits, partially offset by reduced wholesale spread revenue from the securities portfolio.
Webster’s net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) was 3.24 percent in the first quarter compared to 3.32 percent a year ago. The flattening of the yield curve and rise in short-term rates caused our deposit and borrowing costs to increase faster than the yield on earning assets over the past year.
Total noninterest income was $55.2 million in the first quarter compared to $53.0 million a year ago. Excluding securities gains of $1.0 million and $0.8 million in the respective periods, noninterest income totaled $54.2 million and increased 4 percent from a year ago. Deposit service fees totaled $21.9 million and increased 14 percent from a year ago reflecting an increased contribution from HSA Bank and growth in retail banking activities. Wealth management fees totaled $6.4 million and increased 18 percent based on equally strong performances from trust fees and investment product sales. These increases were partially offset by declines of $1.1 million each in insurance revenue and loan servicing fees.
The provision for credit losses totaled $2.0 million in the first quarter and exceeded net loan charge-offs by $0.3 million. The provision was $3.5 million a year ago which exceeded net loan charge-offs by $2.4 million. The annualized net loan charge-off ratio was 0.05 percent of average loans in the first quarter compared to 0.04 percent a year ago.
Expenses
Total noninterest expenses were $119.2 million in the first quarter compared to $107.8 million a year ago. Contributing to this increase were investments in de novo branch expansion, HSA Bank and the higher net cost of our new core systems. Further adjusting for expenses that were particular to each quarter, noninterest expenses increased by 5 percent to $108.5 million compared to $103.0 million a year ago. This increase reflects new revenue-generating personnel in Webster’s lines of business, build-out of the compliance function and other employee-related costs.

Balance Sheet Trends
Total assets were $17.9 billion at March 31, 2006 and increased 3 percent from a year ago. Total loans were $12.6 billion and increased $0.9 billion, or 8 percent, from a year ago. Deposits were $12.1 billion and increased $1.0 billion, or 9 percent, from a year ago aided by our de novo branching program and continued growth in health savings account deposits at HSA Bank. The ratio of loans to deposits improved to 104 percent at March 31 compared to 106 percent a year ago.
“Our client relationship-driven model with tailored products and services resulted in another strong increase in commercial loans during the quarter,” stated Webster President and Chief Operating Officer William T. Bromage. “Webster has become a commercial bank financial services provider fully capable of serving the breadth of needs of the many small and mid-sized businesses in our markets.”
Commercial loans, consisting of commercial and industrial and commercial real estate, were $4.9 billion at March 31, 2006, up 12 percent from a year ago. Commercial and industrial loans were $3.0 billion, up 14 percent, and commercial real estate loans were $1.9 billion, up 9 percent. Consumer loans, primarily home equity loans and lines, increased 8 percent to $2.8 billion compared to $2.6 billion a year ago. Commercial and consumer loans grew at a combined rate of 10 percent from a year ago while residential loans, which totaled $4.9 billion, grew by 4 percent.
Demand and NOW deposits grew by 6 percent compared to a year ago while certificates of deposit balances grew by 24 percent as customers continued to shift balances to this product category. Deposit growth in excess of loan growth combined with a reduction in the securities portfolio contributed to a $600 million reduction in wholesale borrowings over the past year. As a result, wholesale borrowings declined to 22 percent of total assets at March 31 compared to 27 percent a year ago.
“First quarter performance reflects more loans and deposits and fewer securities and borrowings, resulting in more franchise earnings and less wholesale contribution,” stated Webster Chief Financial Officer William J. Healy. “Webster continues to make significant progress in strengthening the balance sheet and increasing earnings from our core banking activities.”

Book value per common share of $31.09 at March 31, 2006 increased from $29.07 a year ago. Tangible book value per share of $18.18 at March 31 increased from $16.26 last year. The ratio of tangible equity to tangible assets increased to 5.48 percent at March 31 compared to 5.08 percent a year ago. Return on average tangible equity was 17.8 percent in the first quarter compared to 21.4 percent a year ago while the cash return on average tangible equity was 19.6 percent and 23.4 percent in the respective periods.
Asset Quality
Nonperforming assets declined during the quarter and totaled $61.9 million, or 0.35 percent of total assets, at March 31, 2006 compared to $73.0 million, or 0.41 percent, at December 31 and $49.1 million, or 0.28 percent, a year ago.
The allowance for credit losses, which consists of the allowance for loan losses and the reserve for unfunded commitments, was $156.0 million, or 1.24 percent of total loans, at March 31 compared to $152.5 million, or 1.30 percent, a year ago. The ratio of the allowance to nonperforming loans was 263 percent at March 31 compared to 334 percent a year ago.
***
Webster Financial Corporation is the holding company for Webster Bank, National Association and Webster Insurance. With $17.9 billion in assets, Webster provides business and consumer banking, mortgage, insurance, financial planning, trust and investment services through 158 banking offices, 306 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank.
For more information about Webster, including past press releases and the latest Annual Report, visit the Webster website at www.websteronline.com.
***

Conference Call
A conference call covering Webster’s 2006 first quarter earnings announcement will be held today, Tuesday, April 18, at 11:00 a.m. Eastern Time and may be heard through Webster’s investor relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-3980 or 201-689-8475 internationally. The call will be archived on the website and available for future retrieval.
Forward-looking Statements
Statements in this press release regarding Webster Financial Corporation’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statement, see “Forward Looking Statements” in Webster’s Annual Report for 2005. Except as required by law, Webster does not undertake to update any such forward looking information.
Non-GAAP Financial Measures
In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. We believe that providing certain non-GAAP financial measures, such as cash basis net income, provides investors with information useful in understanding our financial performance, our performance trends and financial position. A reconciliation of cash basis net income to net income is included in the accompanying financial tables, elsewhere in this report.

WEBSTER FINANCIAL CORPORATION
Selected Financial Highlights (unaudited)

	At or for the Three
	Months Ended March 31,
(In thousands, except per share data)	2006	2005

Net income and performance ratios (annualized):

Net income	$43,852	$47,495
Net income per diluted common share	0.82	0.88
Return on average shareholders’ equity	10.55%	12.13%
Return on average tangible equity	17.83	21.37
Return on average assets	0.99	1.11
Noninterest income as a percentage of total revenue	29.78	29.26
Efficiency ratio (a,d)	64.29	59.46

Cash income and performance ratios (annualized) (b):

Net income	$43,852	$47,495
Stock-based compensation, net of tax	1,387	1,420
Intangible amortization, net of tax	2,845	3,186

Cash income	48,084	52,101

Cash income per diluted common share	0.90	0.96
Cash return on average shareholders’ equity	11.56%	13.31%
Cash return on average tangible equity	19.55	23.44
Cash return on average assets	1.08	1.22

Asset quality:

Allowance for credit losses	155,957	$152,519
Nonperforming assets	61,892	49,130
Allowance for credit losses / total loans	1.24%	1.30%
Net charge-offs/ average loans (annualized)	0.05	0.04
Nonperforming loans / total loans	0.47	0.39
Nonperforming assets / total assets	0.35	0.28
Allowance for credit losses / nonperforming loans	262.72	334.21

Other ratios (annualized):

Tangible capital ratio	5.48%	5.08%
Shareholders’ equity / total assets	9.16	8.98
Interest-rate spread	3.19	3.28
Net interest margin	3.24	3.32

Share related:

Book value per common share	$31.09	$29.07
Tangible book value per common share	18.18	16.26
Common stock closing price	48.46	45.41
Dividends declared per common share	0.25	0.23

Common shares issued and outstanding	52,776	53,787
Basic shares (average)	53,094	53,571
Diluted shares (average)	53,703	54,217

Footnotes:
(a)	Noninterest expense as a percentage of net interest income plus noninterest income.

(b)	Cash income represents net income excluding the after tax effects of non-cash charges related to the amortization of intangible assets and stock-based compensation, which includes stock options and restricted stock.

(c)	For purposes of this computation, unrealized gains (losses) are excluded from the average balance for rate calculations.

(d)	Excluding conversion and infrastructure costs, the efficiency ratio would have been 58.83% for the three months ended March 31, 2005.

(e)	Effective December 31, 2005, Webster transferred the portion of the allowance for loan losses related to commercial and consumer lending commitments and letters of credit to the reserve for unfunded credit commitments.

Consolidated Statements of Condition (unaudited)

	March 31,	December 31,	March 31,
(In thousands)	2006	2005	2005

Assets:

Cash and due from depository institutions	$267,541	$293,706	$266,088
Short-term investments	11,889	36,302	79,676

Securities:
Trading, at fair value	1,042	2,257	1,038
Available for sale, at fair value	2,472,699	2,555,419	2,591,270
Held-to-maturity securities	1,116,386	1,142,909	1,212,934

Total securities	3,590,127	3,700,585	3,805,242

Loans held for sale	201,210	267,919	352,233

Loans:
Residential mortgages	4,890,887	4,828,564	4,722,897
Commercial	3,038,930	2,876,528	2,674,901
Commercial real estate	1,851,035	1,808,494	1,690,973
Consumer	2,809,785	2,771,700	2,608,303

Total loans	12,590,637	12,285,286	11,697,074
Allowance for loan losses	(146,383)	(146,486)	(152,519)

Loans, net	12,444,254	12,138,800	11,544,555

Accrued interest receivable	94,602	85,779	67,953
Premises and equipment, net	184,831	182,856	161,635
Goodwill and intangible assets	698,557	698,570	714,490
Cash surrender value of life insurance	240,426	237,822	230,823
Prepaid expenses and other assets	173,749	194,223	190,133

Total Assets	$17,907,186	$17,836,562	$17,412,828

Liabilities and Shareholders’ Equity:
Deposits:
Demand deposits	$1,459,855	$1,546,096	$1,426,798
NOW accounts	1,683,677	1,622,403	1,535,595
Money market deposit accounts	1,761,016	1,789,781	1,904,158
Savings accounts	2,004,375	2,015,045	2,276,623
Certificates of deposit	4,392,731	4,249,874	3,545,287
Treasury deposits	776,623	407,946	295,073
Deposits held in divested branches	—	—	48,301

Total deposits	12,078,277	11,631,145	11,031,835

Federal Home Loan Bank advances	2,383,118	2,214,010	2,319,722
Securities sold under agreements to repurchase and other short-term debt	1,007,439	1,522,381	1,670,950
Other long-term debt	631,568	640,906	674,240
Reserve for unfunded commitments (e)	9,574	9,146	—
Accrued expenses and other liabilities	146,871	162,171	142,910

Total liabilities	16,256,847	16,179,759	15,839,657

Preferred stock of subsidiary corporation	9,577	9,577	9,577

Shareholders’ equity	1,640,762	1,647,226	1,563,594

Total Liabilities and Shareholders’ Equity	$17,907,186	$17,836,562	$17,412,828

See Selected Financial Highlights for footnotes.

Consolidated Statements of Income (unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2006	2005

Interest income:
Loans	$195,574	$158,787
Securities and short-term investments	41,595	40,899
Loans held for sale	3,339	2,732

Total interest income	240,508	202,418

Interest expense:
Deposits	62,354	35,868
Borrowings	47,995	38,318

Total interest expense	110,349	74,186

Net interest income	130,159	128,232
Provision for credit losses	2,000	3,500

Net interest income after provision for credit losses	128,159	124,732

Noninterest income:
Deposit service fees	21,869	19,129
Insurance revenue	10,724	11,802
Loan and loan servicing fees	7,824	8,929
Wealth and investment services	6,354	5,395
Gain on sale of loans and loan servicing, net	3,273	2,536
Increase in cash surrender value of life insurance	2,371	2,238
Other	1,775	2,243

	54,190	52,272
Gain on sale of securities, net	1,012	756

Total noninterest income	55,202	53,028

Noninterest expenses:
Compensation and benefits	65,003	57,902
Occupancy	12,182	10,859
Furniture and equipment	13,595	10,798
Intangible amortization	4,377	4,902
Marketing	3,624	3,283
Professional services	3,544	3,770
Conversion and infrastructure costs	—	1,134
Other	16,846	15,126

Total noninterest expenses	119,171	107,774

Income before income taxes	64,190	69,986
Income taxes	20,338	22,491

Net income	$43,852	$47,495

Diluted shares (average)	53,703	54,217

Net income per common share:
Basic	$0.83	$0.89
Diluted	0.82	0.88
See Selected Financial Highlights for footnotes.

Consolidated Statements of Income (unaudited)

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(In thousands, except per share data)	2006	2005	2005	2005	2005

Interest income:
Loans	$195,574	$187,607	$175,680	$166,967	$158,787
Securities and short-term investments	41,595	42,503	43,775	42,684	40,899
Loans held for sale	3,339	3,563	3,686	2,964	2,732

Total interest income	240,508	233,673	223,141	212,615	202,418

Interest expense:
Deposits	62,354	57,132	51,338	44,099	35,868
Borrowings	47,995	46,879	42,191	38,681	38,318

Total interest expense	110,349	104,011	93,529	82,780	74,186

Net interest income	130,159	129,662	129,612	129,835	128,232
Provision for credit losses	2,000	2,000	2,000	2,000	3,500

Net interest income after provision for credit losses	128,159	127,662	127,612	127,835	124,732

Noninterest income:
Deposit service fees	21,869	22,909	22,182	21,747	19,129
Insurance revenue	10,724	10,678	10,973	10,562	11,802
Loan and loan servicing fees	7,824	9,290	7,739	7,274	8,929
Wealth and investment services	6,354	6,174	5,554	6,028	5,395
Gain on sale of loans and loan servicing, net	3,273	2,322	3,703	3,012	2,536
Increase in cash surrender value of life insurance	2,371	2,360	2,341	2,302	2,238
Other	1,775	3,470	2,347	2,013	2,243

	54,190	57,203	54,839	52,938	52,272
Gain on sale of securities, net	1,012	1,026	1,141	710	756

Total noninterest income	55,202	58,229	55,980	53,648	53,028

Noninterest expenses:
Compensation and benefits	65,003	64,905	60,808	57,854	57,902
Occupancy	12,182	11,141	10,482	10,810	10,859
Furniture and equipment	13,595	14,810	13,009	11,611	10,798
Intangible amortization	4,377	5,001	5,001	5,009	4,902
Marketing	3,624	3,981	3,339	3,664	3,283
Professional services	3,544	3,594	3,626	3,972	3,770
Conversion and infrastructure costs	—	1,281	2,217	3,506	1,134
Other	16,846	14,646	16,450	17,079	15,126

Total noninterest expenses	119,171	119,359	114,932	113,505	107,774

Income before income taxes	64,190	66,532	68,660	67,978	69,986
Income taxes	20,338	21,032	22,058	21,720	22,491

Net income	$43,852	$45,500	$46,602	$46,258	$47,495

Diluted shares (average)	53,703	54,129	54,310	54,278	54,217

Net income per common share:
Basic	$0.83	$0.85	$0.87	$0.86	$0.89
Diluted	0.82	0.84	0.86	0.85	0.88
See Selected Financial Highlights for footnotes.

Retail and Wholesale Interest-Rate Spreads (unaudited)

	March	December	September	June	March
Three Months Ended,	2006	2005	2005	2005	2005

Interest-rate spread
Yield on interest-earning assets	5.97%	5.73%	5.55%	5.40%	5.22%
Cost of interest-bearing liabilities	2.78	2.55	2.33	2.11	1.94

Interest-rate spread	3.19%	3.18%	3.22%	3.29%	3.28%
Net interest margin	3.24	3.22	3.26	3.32	3.32

Retail interest-rate spread
Yield on loans and loans held for sale	6.32%	6.02%	5.83%	5.66%	5.44%
Cost of deposits	2.16	1.94	1.76	1.57	1.37

Spread	4.16%	4.08%	4.07%	4.09%	4.07%

Wholesale interest-rate spread
Yield on securities and short-term investments	4.76%	4.75%	4.67%	4.62%	4.52%
Cost of borrowings	4.44	4.19	3.84	3.54	3.23

Spread	0.32%	0.56%	0.83%	1.08%	1.29%

Consolidated Average Statements of Condition (unaudited)

Three Months Ended March 31,	2006			2005
			Fully tax-			Fully tax-
	Average		equivalent	Average		equivalent
(Dollars in thousands)	balance	Interest	yield/rate	balance	Interest	yield/rate

Assets:
Interest-earning assets:
Loans	$12,392,022	$195,574	6.33%	$11,685,261	$158,787	5.45%
Securities	3,630,986	43,819	4.77 (c)	3,750,867	42,690	4.54 (c)
Loans held for sale	228,695	3,339	5.84	213,952	2,732	5.11
Short-term investments	15,181	112	2.95	26,855	141	2.10

Total interest-earning assets	16,266,884	242,844	5.97	15,676,935	204,350	5.22

Noninterest-earning assets	1,500,627			1,401,298

Total assets	$17,767,511			$17,078,233

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,451,677	$—	—%	$1,345,366	—	—
Savings, NOW and money market deposit accounts	5,309,282	19,808	1.51	5,604,282	12,959	0.94
Time deposits	4,906,912	42,546	3.52	3,692,642	22,909	2.52

Total deposits	11,667,871	62,354	2.16	10,642,290	35,868	1.37

Federal Home Loan Bank advances	2,397,872	24,496	4.09	2,407,150	18,587	3.09
Repurchase agreements and other short-term debt	1,289,102	11,830	3.67	1,659,605	9,543	2.30
Other long-term debt	640,804	11,669	7.28	681,120	10,188	5.98

Total borrowings	4,327,778	47,995	4.44	4,747,875	38,318	3.23

Total interest-bearing liabilities	15,995,649	110,349	2.78	15,390,165	74,186	1.94

Noninterest-bearing liabilities	98,991			112,679

Total liabilities	16,094,640			15,502,844

Preferred stock of subsidiary corporation	9,577			9,577

Shareholders’ equity	1,663,294			1,565,812

Total liabilities and shareholders’ equity	$17,767,511			$17,078,233

		132,495			130,164
Less: tax-equivalent adjustment		(2,336)			(1,932)

Net interest income		$130,159			$128,232

Interest-rate spread			3.19%			3.28%

Net interest margin			3.24%			3.32%

See Selected Financial Highlights for footnotes.

	At or for the Three Months Ended
(Unaudited)	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands)	2006	2005	2005	2005	2005

Asset Quality
Nonperforming loans:
Commercial:
Commercial	$20,721	$32,678	$27,544	$19,073	$17,112
Equipment financing	2,864	3,065	3,209	3,466	3,800

Total commercial	23,585	35,743	30,753	22,539	20,912

Commercial real estate	24,012	22,678	19,650	11,654	15,609
Residential	8,891	6,979	6,436	6,690	7,528
Consumer	2,875	1,829	1,699	1,019	1,586

Total nonperforming loans	59,363	67,229	58,538	41,902	45,635

Loans held for sale	—	—	181	—	492

Other real estate owned and repossessed assets:
Commercial	1,712	5,126	1,408	2,217	2,472
Residential	456	232	218	112	446
Consumer	361	427	10	10	85

Total other real estate owned and repossessed assets	2,529	5,785	1,636	2,339	3,003

Total nonperforming assets	$61,892	$73,014	$60,355	$44,241	$49,130

Allowance for Credit Losses

Beginning balance	$155,632	$155,052	$154,822	$152,519	$150,112
Provision	2,000	2,000	2,000	2,000	3,500

Charge-offs:
Commercial	1,629	3,272	2,204	1,432	2,155
Residential	75	110	378	178	167
Consumer	362	153	137	201	142

Total charge-offs	2,066	3,535	2,719	1,811	2,464
Recoveries	(391)	(2,115)	(949)	(2,114)	(1,371)

Net loan charge-offs (recoveries)	1,675	1,420	1,770	(303)	1,093

Ending balance	$155,957	$155,632	$155,052	$154,822	$152,519

Components: (e)
Allowance for loan losses	$146,383	$146,486	$155,052	$154,822	$152,519
Reserve for unfunded credit commitments	9,574	9,146	—	—	—

Allowance for credit losses	$155,957	$155,632	$155,052	$154,822	$152,519

Asset Quality Ratios:

Allowance for loan losses / total loans	1.16%	1.19%	1.27%	1.31%	1.30%
Allowance for credit losses / total loans	1.24	1.27	1.27	1.31	1.30
Net charge-offs (recoveries)/ average loans (annualized)	0.05	0.05	0.06	(0.01)	0.04
Nonperforming loans / total loans	0.47	0.55	0.48	0.35	0.39
Nonperforming assets / total assets	0.35	0.41	0.34	0.25	0.28
Allowance for credit losses / nonperforming loans	262.72	231.50	264.87	369.49	334.21
See Selected Financial Highlights for footnotes.